EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this  "Agreement") dated July 1, 1999, by
and  between  HEALTHCORE  MEDICAL  SOLUTIONS,   INC.,  a  Delaware   corporation
("HealthCore"), and ADATOM, INC., a California corporation ("Adatom").

                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of HealthCore and Adatom have determined that the consummation of the merger (the "Merger") of Adatom with and into HealthCore upon the terms and subject to the conditions set forth in this Agreement would be in the best interest of both HealthCore and Adatom and their respective shareholders, and each such board has duly approved the Merger.

         NOW, THEREFORE, the parties hereby agree as follows:

         ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SECTION 10.1 HEREOF.


                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"), at the Effective Time (as hereinafter defined), the Merger shall be effectuated. Upon and after the Effective Time, the separate corporate existence of Adatom shall cease and HealthCore shall be the surviving corporation in the Merger (the "Surviving Corporation"). All of the rights, privileges, powers, immunities, purposes and franchises of Adatom shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of Adatom shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177, at 10:00 a.m. on the third Business Day following the satisfaction, or waiver by the party entitled to the benefit of such condition, of each of the conditions set forth in Article VII, or at such other place, time and date as Adatom and HealthCore may agree in writing. The time and date upon which the Closing occurs is referred to herein as the "Closing Date".

         1.3 EFFECTIVE TIME. On the Closing Date, Adatom and HealthCore shall cause a certificate of merger (the "Certificate of Merger") to be prepared, executed and filed with the Secretary of State of the States of Delaware and California in accordance with the applicable


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provisions  of the DGCL and the  CGCL,  and  shall  make all  other  filings  or recordings as may be required under the DGCL and the CGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the States of Delaware and California (the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of HealthCore shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided herein or therein, or by applicable laws, except that (i) Article FIRST of the Certificate of Incorporation shall be amended and restated in its entirety as follows:
"FIRST: The name of the Corporation is Adatom.com, Inc.", and (ii) Article FOURTH, with respect to the designation of the various classes, and rights associated therewith, of the capital stock of HealthCore, shall be amended and restated in its entirety as set forth on Schedule 1.4 hereof. The By-laws of HealthCore shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.5 DIRECTORS AND OFFICERS. At the Effective Time, the number of directors on the Board of Directors of the Surviving Corporation shall be increased to five (5), and shall consist of (i) the three (3) directors on the Board of Directors of Adatom at the Effective Time, (ii) one (1) Adatom designee, and (iii) the Chairman of the Board and Chief Executive Officer of HealthCore, Neal J. Polan ("Polan"). The officers of Adatom at the Effective Time shall be the officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation

                                   ARTICLE II
                        EFFECT OF MERGER ON CAPITAL STOCK

         2.1 EFFECT ON ADATOM CAPITAL STOCK, OPTIONS AND WARRANTS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) CONVERSION OF SHARES OF ADATOM COMMON STOCK. Each issued and outstanding share of Adatom common stock, no par value per share (the "Adatom Common Stock") shall be converted into the right to receive the Per Share Merger Consideration (as hereinafter defined), subject, however, to the execution by each of the holders (other than Polan) of the shares of Adatom Common Stock of a lock-up agreement in form and substance reasonably satisfactory to Adatom (the "Adatom Lock-up Agreement") covering the shares received by such Adatom shareholders in respect of the Per Share Merger Consideration (collectively, the "Adatom Newly Issued Shares"), other than the Polan Adatom Shares (as hereinafter defined), which shall be subject to a lock-up period pursuant to the terms of the HealthCore Lock-up Agreements (as hereinafter defined). The Adatom Lock-Up Agreement shall provide, among other things, that the Adatom Newly Issued Shares shall be subject to a six (6) month lock-up, prohibiting the sale, assignment or transfer thereof during such six (6) month period. The holders of certificates representing shares of Adatom Common Stock (each a "Certificate", and collectively, the "Certificates") shall cease to have any rights with respect to

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

such shares except the right to receive the applicable Per Share Merger Consideration, without interest, upon surrender of the Certificate in accordance with Article IV hereof.

         (b) TREASURY SHARES. Each share of Adatom Common Stock, if any, held in the treasury by Adatom shall be canceled and retired and cease to exist, without any conversion thereof.

         (c) ADATOM OPTIONS AND WARRANTS. Each issued and outstanding option (each an "Adatom Option") and warrant (each an "Adatom Warrant") exercisable for shares of Adatom Common Stock shall be converted into an option or warrant, as applicable, exercisable for shares of HealthCore Common Stock, $.01 par value per share (the "HealthCore Common Stock") with the same terms and conditions as the Adatom Option or the Adatom Warrant, as the case may be, except that the exercise price and the number of shares of HealthCore Common Stock issuable upon exercise of such options and warrants shall be divided and multiplied, respectively, by the Per Share Merger Consideration.

         2.2 EFFECT ON CAPITAL STOCK OF HEALTHCORE. At the Effective Time (a) each issued and outstanding share of HealthCore Class A Common Stock, par value $.01 per share (the "HealthCore Common Stock"), and each option and warrant exercisable for shares of HealthCore Common Stock, shall remain outstanding with the same rights, terms and conditions attendant thereto immediately prior to the Effective Time; provided that such HealthCore Class A Common Stock shall be reclassified as "Common Stock" in accordance with the provisions of Section 1.4 hereof; and (b) each issued and outstanding share of HealthCore Class B Common Stock, par value $.01 (the "HealthCore Class B Common Stock") shall be converted into one (1) share of HealthCore Common Stock. Notwithstanding anything contained herein to the contrary, if a Certificate is held by a Dissenting Shareholder (as hereinafter defined), such Dissenting Shareholder shall have the rights with respect thereto as set forth in Section 4.4 hereof and as provided by applicable law.

                                   ARTICLE III
                    CALCULATION OF PER MERGER CONSIDERATION;
                     ADJUSTED PER SHARE MERGER CONSIDERATION

         3.1 Calculation of Per Share Merger Consideration.

         (a) BASE CALCULATION. The "Per Share Merger Consideration" shall be defined as that number of shares of HealthCore Common Stock equal to (i) the difference between (A) (1) the Outstanding HealthCore Common Stock (as hereinafter defined), divided by (2) .225, and (B) the Outstanding HealthCore Common Stock, divided by (ii) the Outstanding Adatom Common Stock (as hereinafter defined), subject to adjustment as hereinafter set forth (the total number of shares of HealthCore Common Stock issuable hereunder, the "Merger Consideration").

         (b) ADATOM COMMON STOCK OUTSTANDING. For purposes of calculating the Per Share Merger Consideration, the "Outstanding Adatom Common Stock" shall be defined as the total number of shares of Adatom Common Stock outstanding immediately prior to the Closing


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

which shall be deemed to include (i) all outstanding shares of Adatom Common Stock (including, without limitation, the shares of Adatom Common Stock issuable to Polan as described in Section 6.1(c) hereof), and (ii) all shares of Adatom Common Stock underlying (A) the options and warrants to purchase such shares of Adatom Common Stock, (B) the shares of Adatom Common Stock into which the convertible bridge notes (the "Convertible Notes") placed by Jesup & Lamont Securities Corporation ("Jesup & Lamont") are convertible prior to or simultaneously with the Closing, and the shares issuable upon exercise of warrants to purchase the Adatom Common Stock issued by Adatom to Jesup & Lamont as compensation under the terms of the Adatom Engagement Letter (as hereinafter defined), and (C) shares of Adatom Common Stock issued or issuable to the Brokers (as defined in Section 5.1(u) hereof).

         (c) HEALTHCORE COMMON STOCK OUTSTANDING. For purposes of calculating the Per Share Merger Consideration, the "Outstanding HealthCore Common Stock" shall be defined as the total number of shares of HealthCore Common Stock outstanding immediately prior to the Closing which shall be deemed to include
(i) all outstanding shares of HealthCore Common Stock (other than, and specifically excluding, eighty (80) percent of the shares of HealthCore Common Stock owned by the Escrow Shareholders who have executed and delivered to HealthCore, as of the Closing Date, the Termination Agreements, and which are held in escrow pursuant to the terms of the Escrow Agreement, as such capitalized terms are defined in Section 6.5 hereof), and (ii) all shares of HealthCore Common Stock underlying (A) the options and warrants to purchase such shares of Class A Common Stock with an exercise price of $1.25 or less, other than the warrants issued to Jesup & Lamont as compensation pursuant to the terms of that certain engagement letter (the "HealthCore Engagement Letter"), dated April 27, 1999, between HealthCore and Jesup & Lamont, a copy of which is attached hereto as Exhibit A, and other than, and specifically excluding, eighty
(80) percent of the shares of HealthCore Common Stock underlying that certain warrant to purchase 142,000 shares of HealthCore Common Stock held by Polan, provided Polan shall have executed and delivered to HealthCore, as of the Closing Date, an agreement in substantially the form of the Termination Agreements, and (B) the options or warrants issued on or after the date hereof in consideration for the settlement of certain obligations of HealthCore to employees and third party creditors of HealthCore in accordance with the provisions of Section 6.2(d) hereof.

         3.2 ADJUSTMENT TO PER SHARE MERGER CONSIDERATION. The Per Share Merger Consideration shall be subject to adjustment as follows:

         (a) CLOSING CASH AMOUNT. In the event the cash assets of HealthCore immediately prior to the Closing (the "Closing Cash Amount") are less than Two Million Eight Hundred Fifty Thousand ($2,850,000) Dollars, then the number of shares of HealthCore Common Stock issued to the holders of record on the Closing Date of Outstanding Adatom Common Stock other than Polan (the "Adatom Former Shareholders") shall be increased as follows: first, subtract from twenty-two and one-half (22.5%) percent (the "HealthCore Post Merger Percentage") the product of the difference between (i) $2,850,000 and (2) the Closing Cash Amount, multiplied by .00000309 (such difference being the "New HPMP"); second, calculate the percentage obtained by dividing the HealthCore Post Merger Percentage by the New HPMP and subtracting one hundred (100%) percent (the difference being the "Margin Percentage"); and third, multiply the Margin Percentage by the number of shares of HealthCore

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

Common Stock which would have been outstanding immediately after the Merger pursuant to Section 3.1 (such product being the "Increased Shares"). For purposes of calculating the new Per Share Merger Consideration, divide the number of Increased Shares by the Outstanding Adatom Common Stock, and add that number to the Per Share Merger Consideration. At the time of the Merger, and without necessity of any further action, Polan shall transfer and shall be deemed to have transferred to the Adatom Former Shareholders, on a pro rata basis, the number of shares of HealthCore Common Stock that he would have received as his pro rata percentage of the Increased Shares had he been included in the adjustment to the Per Share Merger Consideration described above. Polan shall have no ownership interest of any kind in such shares at any time, but shall hold them in trust for the other holders of Outstanding Adatom Common Stock. For the purposes of this section the Closing Cash Amount shall be deemed to include (i) all cash on hand, (ii) the aggregate consideration payable to HealthCore upon the exercise of all outstanding options and warrants of HealthCore as of the date hereof having an exercise price not greater than $1.25 per share; (iii) the aggregate consideration payable to HealthCore for the purchase of shares of HealthCore Common Stock upon the exercise of options and warrants to purchase the same, up to an aggregate maximum of Thirty Thousand (30,000) shares, issued on or after the date hereof in consideration for the settlement of certain obligations of HealthCore to employees and third party creditors of HealthCore, provided that only $1.25 shall be includable in the Closing Cash Amount for options and warrants with an exercise price in excess of $1.25, (iv) the aggregate amount of prepaid expenses paid by HealthCore for the benefit of the Surviving Corporation, (v) the principal amount loaned by HealthCore to Adatom for bridge financing as evidenced by that certain Promissory Note (the "Note"), dated April 27, 1999, executed by Adatom in favor of HealthCore, (vi) the aggregate amount of any cash payments made to Polan pursuant to the terms of Paragraph 4(c) of that certain Employment Agreement, dated September 30, 1998, between HealthCore and Polan, as amended, (vii) the aggregate sum of any and all reasonable Transaction Expenses (as defined in Section 10.5 hereof) paid by HealthCore through the Closing Date; provided, however, that Adatom shall have approved of any Transaction Expense (other than legal, accounting and investment banker fees and expenses, provided that the fees payable in connection with the preparation of a fairness opinion shall be commensurate with the fair market value for such services) incurred and paid by HealthCore following the execution hereof, which, individually, is in excess of Twenty-Five Thousand ($25,000) Dollars; and (viii) the aggregate sum of any deferred payments to be received by HealthCore within one hundred twenty (120) days following the Closing in connection with the sale of the HealthCore Business (as hereinafter defined). The Closing Cash Amount shall be reduced by the liquidated sum of the accrued but unpaid liabilities of HealthCore on the Closing Date other than, and specifically excluding, (i) any and all reasonable Transaction Expenses incurred by HealthCore prior to the Closing Date, and (ii) any liabilities that Adatom and HealthCore mutually agree shall be excluded as set forth on Schedule 3.2(a) hereof, as amended on the Closing Date. The adjustment to the Per Share Merger Consideration set forth in this Section 3.2(a) shall be made on the Closing Date.

         (b) INDEMNIFICATION OBLIGATIONS. In the event the Surviving Corporation shall be obligated to indemnify (i) the holders of record on the Closing Date of the shares of Outstanding Adatom Common Stock other than Polan (the "Adatom Former Shareholders"), or (ii) the holders of record on the Indemnification Adjustment Date (as hereinafter defined) of the shares of Common Stock in the Surviving Corporation, other than, and specifically excluding,


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
the Adatom Former Shareholders (the "HealthCore Former Shareholders"), as the case may be, in respect of the Net Indemnification Amount (as defined in Section
8.5 hereof), the Surviving Corporation shall issue to such party, on a pro rata basis, the number of shares of Common Stock of the Surviving Corporation calculated as follows: first, subtract from the HealthCore Post Merger Percentage the product of the Net Indemnification Amount multiplied by .00000309 (such difference being the "Indemnification HPMP"); second, calculate the percentage obtained by dividing the HealthCore Merger Percentage by the Indemnification HPMP and subtracting one hundred (100%) percent (the difference being the "Indemnification Margin Percentage"); and third, multiply the Indemnification Margin Percentage by the number of shares of HealthCore Common Stock which were outstanding immediately after the Merger purcuant to Section 3.1, including any adjustment in respect of the Closing Cash Amount pursuant to
Section 3.2(a) hereof (such product being the "Net Indemnification Shares"). The Net Indemnification Shares shall be divided among, in the case of the Surviving Corporation's indemnification of the (A) Adatom Former Shareholders, the Adatom Former Shareholders based on the number of shares of Common Stock of the Surviving Corporation held by the Adatom Former Shareholders on the Indemnification Adjustment Date, or (B) HealthCore Former Shareholders, the HealthCore Former Shareholders based on the number of shares of Common Stock of the Surviving Corporation outstanding on the Indemnification Adjustment Date, excluding the shares of Common Stock of the Surviving Corporation held by the Adatom Former Shareholders. The indemnification adjustment set forth in this
Section 3.2(b) shall be made thirteen (13) months following the Closing Date (the "Indemnification Adjustment Date") in accordance with the provisions of
Article VIII hereof.

                                   ARTICLE IV
                         PAYMENT OF MERGER CONSIDERATION

         4.1 DELIVERY OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, and upon surrender of a Certificate for cancellation to the Surviving Corporation, together with such documents as may reasonably be required by the Surviving Corporation, each holder of a Certificate shall be entitled to receive, and the Surviving Corporation shall issue and deliver to such holder, in exchange therefor certificates representing shares of HealthCore Common Stock, rounded up to the nearest whole number, equal to the product of
(A) the number of shares of Adatom Common Stock represented by such Certificate, multiplied by (B) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. If certificates for the HealthCore Common Stock deliverable hereunder are to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such issuance that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the party requesting such issuance shall pay to the Surviving Corporation any transfer or other taxes required by reason thereof, and shall be deemed (other than Polan) to be an Adatom Former Shareholder for the purposes of this Agreement, including, without limitation, under the indemnification provisions set forth in Sections 3.2(b) and Article VIII of this Agreement. Until surrendered as contemplated by this Section 4.1, after the Effective Time, each Certificate shall represent only the right to receive, upon such surrender, the applicable Per Share Merger Consideration.

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

         4.2 DISTRIBUTIONS. Each holder, upon surrender of a Certificate as herein provided and acceptance thereof by the Surviving Corporation, shall be entitled to payment of all dividends or other distributions or payments made or payable with respect to HealthCore Common Stock with a record date after the Effective Time and prior to the date of surrender of the Certificate, all without interest, based upon the number of shares of HealthCore Common Stock issued to such holder in payment of the Per Share Merger Consideration.

         4.3 NO FURTHER TRANSFERS. After the Effective Time, there shall be no further transfer of Certificates on the books and records of Adatom or its transfer agent

         4.4 APPRAISAL RIGHTS. Notwithstanding anything contained herein to the contrary, in the event that holders of shares of HealthCore Common Stock outstanding immediately prior to the Effective Time shall not have voted in favor of the Merger, in person or by proxy, or consented thereto in writing, (such holders, the "Dissenting Shareholders"), then, in such event the shares of HealthCore Common Stock held by such Dissenting Shareholders shall entitle the holders thereof to receive payment of the fair value of such shares of HealthCore Common Stock in accordance with the provisions of Section 262 of the DGCL. Nothing contained herein shall be construed to relieve a Dissenting Shareholder from compliance with all of the provisions of the DGCL.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF ADATOM. Adatom represents and warrants to HealthCore as follows:

         (a) ORGANIZATION AND AUTHORITY. Adatom is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, is duly qualified, authorized and in good standing to transact business in the states listed in
Section 5.1(a) of the disclosure schedule delivered to HealthCore by Adatom on or prior to the date hereof (the "Adatom Disclosure Schedule"), and is not required to be qualified as a foreign corporation in any other jurisdiction where failure to qualify would have a Material Adverse Effect on Adatom.

         (b) CAPITALIZATION. As of the date hereof, the authorized capital stock of Adatom consists of 10,000,000 shares of Adatom Common Stock of which, (A) 2,384,600 shares are issued and outstanding, (B) no shares are held in the treasury of Adatom, and (C) no shares are reserved for future issuance upon the exercise of Adatom Options and Adatom Warrants, which options and warrants have a term, exercise price, vesting schedule and other material terms set forth in
Section 5.1(b) of the Adatom Disclosure Schedule. The outstanding shares of Adatom Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and, except as set forth in this Section 5.1(b) or in Section 5.1(b) of the Adatom Disclosure Schedule, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from Adatom any shares of its capital stock or any other security, and no

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

security or obligation of any kind convertible into the capital stock or other security of Adatom exists in favor of any Person (as hereinafter defined). Except as set forth in Section 5.1(b) of the Adatom Disclosure Schedule, Adatom has no outstanding bonds, debentures, notes or other such obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the shareholders of Adatom on any matter. Other than as contemplated by this Agreement or as set forth in Section 5.1(b) of the Adatom Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Adatom to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of Adatom.

         (c) ARTICLES OF INCORPORATION, BY-LAWS, CORPORATE RECORDS AND COMMITTEES. The copies of the Articles of Incorporation and By-Laws or equivalent organizational documents, each as amended to date, of Adatom delivered to HealthCore on or prior to the date hereof are correct and complete. The stock transfer, minute books and corporate records of Adatom which have been made available to HealthCore, are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the Board of Directors and the shareholders of Adatom from its date of incorporation.

         (d) FINANCIAL STATEMENTS. The audited balance sheet of Adatom as at December 31, 1998 (the "Adatom Audited Balance Sheet"), the unaudited balance sheet of Adatom as at March 31, 1999 (the "Adatom Unaudited Balance Sheet", and, together with the Adatom Audited Balance Sheet, the "Adatom Balance Sheets" ) and, with respect to the Adatom Audited Balance Sheet, the related audited statements, and, with respect to the Adatom Unaudited Balance Sheet, the related unaudited statements, of income, capital and cash flows for the three years then ended (as such documents may have been amended to date) heretofore delivered to HealthCore, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto subject), subject to year end audit adjustments for the Adatom Unaudited Balance Sheet, and are true and correct in all material respects and fairly present the financial condition and the results of operations and cash flow of Adatom as at the date and for the periods covered thereby. Section 5.1(d) of the Adatom Disclosure Schedule contains a description (specifying obligation, obligee and amount) of all Debt (as defined in Section 10.1) of Adatom as of the date hereof.

         (e) AUTHORITY. The Board of Directors and shareholders of Adatom have each unanimously approved this Agreement, the Merger and the other transactions contemplated hereby. Adatom has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Adatom and constitutes a valid and binding obligation of Adatom enforceable against Adatom in accordance with its terms.

         (f) GOVERNMENTAL AUTHORIZATIONS AND OTHER CONSENTS. No consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any Governmental Entity (as hereinafter defined), and no consent or approval of any other Person, is required to be obtained or made by Adatom in connection with the performance by

Adatom of this Agreement or the consummation of the transactions contemplated to be performed by it hereunder.

         (g) NON-CONTRAVENTION. The performance of this Agreement will not (i) violate any provision of the Articles of Incorporation or By-Laws or equivalent organizational document of Adatom; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Adatom is a party or by which Adatom or any of its assets or properties are bound; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation (collectively, "Liens") upon the properties or assets of Adatom pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Adatom is a party or by which Adatom or any of its assets or properties are bound; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or Governmental Entity against, or binding upon, Adatom or any of its securities, properties, assets or businesses;
(v) constitute a violation by Adatom of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to any of its securities, properties, assets or business; or (vi) violate any Permit (as herein defined).

         (h) TANGIBLE PROPERTY. Adatom has good title to all of the assets reflected on its books and records and on the Adatom Balance Sheets, free and clear of all Liens, except for those assets leased by Adatom under those leases listed in Section 5.1(h) of the Adatom Disclosure Schedule. All furniture, fixtures and equipment owned or used by Adatom (collectively, the "Fixed Assets") will be in substantially the same condition at Closing as existed on the date of this Agreement, reasonable wear and tear excepted.

         (i) REAL PROPERTY AND LEASES. Section 5.1(i) of the Adatom Disclosure Schedule sets forth a true and correct list of all leases, subleases or other agreements under which Adatom is lessee or lessor of any real property or has any interest in real property and, except as set forth in Section 5.1(i) of the Adatom Disclosure Schedule, there are no rights or options held by Adatom or any contractual obligations on its part to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by Adatom, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of Adatom and, to the knowledge of Adatom, the other parties thereto, with no existing or, to the knowledge of Adatom, claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by Adatom or, to the knowledge of Adatom, by any other party thereto, which would have a Material Adverse Effect on Adatom. Adatom is not in violation of any building, zoning, health, safety, environmental or other law, rule or regulation the violation of which would have a Material Adverse Effect on Adatom and no notice from any Person has been served upon Adatom claiming any such violation.

         (j) INTELLECTUAL PROPERTY. Section 5.1(j) of the Adatom Disclosure Schedule sets forth all material trademarks, trade names, trade secrets, patents, inventions, processes, registered copyrights, or other intellectual property rights (or applications therefor) used by Adatom in connection with its business.

         (k) TAX MATTERS. Adatom has timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "Returns") required to be filed by it through the date hereof, copies of which have been delivered to HealthCore, which Returns accurately reflect, in all material respects, the taxes due for the periods indicated, and Adatom has paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns, and has established adequate reserves with respect to any liabilities for Taxes accrued through March 31, 1999, which are reflected on the Adatom Balance Sheets. Adatom does not know of any unassessed deficiency for Taxes proposed or threatened against Adatom, and, to Adatom's knowledge, no taxing authority has raised any issue with respect to Adatom which, if adversely determined, would result in a liability for any Tax which has not been reserved against on the Adatom Balance Sheets. No extensions with respect to the dates on which any Return was or is due to be filed by Adatom nor any waivers or agreements by Adatom for the extension of time for the assessment or payment of any Taxes are in force. Adatom has not been, and, to Adatom's knowledge, currently is not being, audited by any federal, state or local tax authority.

         (l) COMPLIANCE WITH LAWS. Adatom is in compliance with all applicable laws, rules and regulations, the violation of which could have a Material Adverse Effect on its assets, properties, liabilities, business, results of operations, condition (financial or otherwise) or prospects, nor does Adatom know of the enactment, promulgation or adoption of any such law, rule or regulation which is not yet effective.

         (m) PERMITS AND LICENSES. Except as set forth in Section 5.1(m) of the Adatom Disclosure Schedule, Adatom (including, without limitation, its employees) has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all Governmental Entities that are material in the conduct of its business (collectively, the "Permits"); all the Permits were duly obtained and are in full force and effect; no violations have been recorded by any Governmental Entity in respect of any such Permit and no proceeding is pending or, to Adatom's knowledge, threatened to revoke, deny or limit any such Permit

         (n) CONTRACTS AND AGREEMENTS. Section 5.1(n) of the Adatom Disclosure Schedule lists all material written or oral contracts, agreements, leases, mortgages and commitments to which Adatom is a party or by which it may be bound (individually a "Material Contract", and collectively, "Material Contracts"). All Material Contracts constitute legal, valid and binding obligations of Adatom and, to the knowledge of Adatom, the other parties thereto, and are in full force and effect on the date hereof, and Adatom has paid in full all amounts due thereunder which are due and payable and is not in default under any such Material Contract nor, to the knowledge of Adatom, is any other party to any such Material Contract in default thereunder, nor does any condition exist that, with notice or lapse of time, or both, would constitute a default or event of default thereunder by Adatom or, to the knowledge of Adatom, by any other Person. Except as set forth in Section 5.1(n) of the Adatom Disclosure Schedule, no Material Contract requires the consent or approval of a third party in connection with the performance by Adatom of this Agreement or the transactions contemplated to be performed by it hereunder.

         (o) EMPLOYEE COMPENSATION AND BENEFITS AND RELATIONS.

              (i) Section 5.1(o) of the Adatom Disclosure Schedule lists all current employees of Adatom, setting forth their respective salaries, whether they are employed under contract or at will, and the expiration date of each contract.

              (ii)  Notwithstanding  anything contained in this Agreement to the contrary, Adatom has no liabilities of any kind or nature to any of its employees in connection with their employment by Adatom other than (A) for compensation payable to such employees arising in the ordinary course, provided that (x) all employee salaries have been paid by Adatom other than that portion of employee salaries, if any, accruing in the current pay period, and (y) Adatom has no existing severance obligations to any of its employees, and (B) the Shareholder Indebtedness (as such term is hereinafter defined), which Shareholder Indebtedness shall be discharged by Adatom prior to the Closing Date.

              (iii) Except as set forth in Section 5.1(o) of the Adatom Disclosure Schedule, there are no pension, retirement, savings, disability, medical, dental or other health plans, life insurance (including any individual life insurance policy as to which Adatom makes premium payments whether or not Adatom is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), and Adatom does not have any employee pension benefit plan as defined in Section
3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA.

              (iv) Adatom has, in all material respects, complied with the requirements, to the extent applicable, of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Internal Revenue Code of 1986, as amended, and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.

              (v) Adatom has not at any time during the last five years had, or is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble or dispute, and Adatom does not know of any employee's proposed resignation whose annual salary exceeds $25,000.

         (p) INSURANCE. Section 5.1(p) of the Adatom Disclosure Schedule lists all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or other insurance owned or maintained by Adatom or in which Adatom is a named insured, or additional insured, or on which Adatom or is paying any premiums. Except as set forth in Section 5.1(p) of the Adatom Disclosure Schedule, all such policies are in full force and effect as of the date hereof, and Adatom is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Section 5.1(p) of the Adatom Disclosure Schedule sets forth a list of the claims history for Adatom under such policies since January 1, 1999 and, except as set forth in Section 5.1(p) of the Adatom Disclosure Schedule, there are no claims outstanding by Adatom under any such policies.

         (q) LIABILITIES. There are no material liabilities or obligations of Adatom, either accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), except (i) those accrued, reflected or otherwise provided for on the Adatom Balance Sheets, provided that the Shareholder Indebtedness (as hereinafter defined) and any and all indebtedness to any lending institutions reflected thereon (collectively, the "Adatom Bank Debt") shall have been fully paid, performed and discharged prior to the Closing Date, (ii) those incurred in the ordinary course of Adatom's business since December 31, 1998, provided that such liabilities have been paid, performed and discharged(or will be paid, performed and discharged) by Adatom in the ordinary course of business, consistent with past practice, (iii) reasonable Transaction Expenses incurred by Adatom, (iv) amounts payable to HealthCore under the Note, and (v) the Jesup Convertible Notes not exceeding, in the aggregate, Seven Hundred Fifty Thousand ($750,000) Dollars.

         (r) ACTIONS AND PROCEEDINGS. Except as provided in Section 5.1(r) of the Adatom Disclosure Schedule, there are no claims actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group or Governmental Entity (collectively, "Actions"), pending or, to Adatom's knowledge, threatened against, or reasonably involving or affecting, to Adatom's knowledge, having performed no investigation, Adatom nor any of its assets, whether or not fully or partially covered by insurance or which would give rise to any right of indemnification by any Person from Adatom, and there are, to Adatom's knowledge, no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group or Governmental Entity against, reasonably involving or affecting, to Adatom's knowledge, having performed no investigation, Adatom.

         (s) ABSENCE OF CHANGES. Except as set forth in Section 5.1(s) of the Adatom Disclosure Schedule, since December 31, 1998, Adatom has carried on its business in the ordinary course, and there has not been:

              (i)  any  material  adverse  change  in  its  business   condition
(financial or otherwise), results of operations or liabilities, other than operating losses sustained by Adatom;

              (ii) any pending or, to Adatom's knowledge, threatened adverse amendment, adverse modification, or termination of any agreement, license or permit which is material to its business, and which cannot be replaced by an agreement, license or permit containing substantially all of the same material terms thereof;

              (iii) any disposition or acquisition of any of its assets or properties other than in the ordinary course which exceeds $50,000 in the aggregate, other than under the terms of that certain Security Agreement, dated April 27, 1999, between Adatom and HealthCore;

              (iv) any damage, destruction or other casualty loss (whether or not covered by insurance) having a Material Adverse Effect, or that could reasonably be expected to have a Material Adverse Effect, on its business or assets;

              (v) any increase in the compensation of any of its employees; or

              (vi)  except  in  the  ordinary  course,  the  incurrence  of  any obligation or liability (whether matured, unmatured, absolute, accrued, contingent or otherwise) which exceeds $50,000 in the aggregate, other than amounts owed to (x) HealthCore under the Note, and (y) under the Jesup Convertible Notes to be issued under the terms of the Adatom Engagement Letter not in excess of Seven Hundred Fifty ($750,000) Dollars, which Jesup Convertible Notes, by their terms, shall be converted into shares of Adatom Common Stock immediately prior to the Closing.

         (t) AFFILIATED TRANSACTIONS. For purposes of this Section 5.1(t), an "Affiliate" means any Adatom shareholder or any employee, officer or director of Adatom or any spouse or family member (including in-laws) of, or any corporation or other entity "controlled by" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")), any such persons or in which any such person has an equity or ownership interest exceeding five percent.

              (i) Except as specifically set forth (including dollar amounts) in
Section 5.1(v) of the Adatom Disclosure Schedule, as of the date hereof, no Affiliate is indebted to, or is a creditor of, Adatom.

              (ii)  During  the past  three  (3)  years,  except as set forth on
Section 5.1(t) of the Adatom Disclosure Schedule, Adatom has not, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with, any Affiliate nor is Adatom a party to any contract, agreement, license, commitment or other arrangement, written or oral, express or implied, with an Affiliate except as disclosed on the Adatom Disclosure Schedule.

         (u) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of Adatom is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Richardson & Associates and ValueAdd Financial Corporation (collectively, the "Brokers"). The Surviving Corporation's maximum aggregate liability to the Brokers is limited to a cash fee equal to the sum of (i) five (5%) percent of the cash on-hand of HealthCore as at the Closing Date, (ii) five (5%) percent of the principal amount of the Note, and (iii) five (5%) percent of up to an aggregate maximum of Seven Hundred Fifty Thousand ($750,000) Dollars in respect of the Jesup Convertible Notes. The Brokers shall also receive that number of shares of Adatom Common Stock which shall be convertible (in accordance with the provisions of Section 2.1(a) hereof) into five (5%) percent of the total outstanding shares of common stock in the Surviving Corporation on the Closing Date, subject to adjustment based on any adjustment to the Per Share Merger Consideration in accordance with the terms of Section
3.2 hereof.

         (v) ENVIRONMENTAL MATTERS. Except as set forth in Section 5.1(v) of the Adatom Disclosure Schedule: (i) Adatom has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state, local and foreign laws, regulations and codes as currently in effect relating to pollution and protection of the environment ("Environmental Laws"); (ii) to Adatom's knowledge, no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leaned or controlled by Adatom; (iii) Adatom is in material compliance with all applicable Environmental Laws, and has fully disclosed to HealthCore all known material past and present non-compliance with Environmental Laws, and all known past discharges of emissions, leaking or releases known to Adatom of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) Adatom has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to Adatom.

         (w) INVESTMENT COMPANY ACT. Adatom either (i) is not an "investment company," or a company "controlled" by an "affiliated company" with respect to an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, Adatom is not required to be registered under the Investment Company Act.

         (x) COMPLIANCE WITH SECURITIES LAWS, RULES AND REGULATIONS. Adatom has complied with all applicable state and federal securities laws, rules and regulations in connection with the offer and sale of any and all of its securities.

         5.2 REPRESENTATIONS AND WARRANTIES OF HEALTHCORE. HealthCore represents and warrants to Adatom as follows:

         (a) ORGANIZATION AND AUTHORITY. HealthCore is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, is duly qualified, authorized and in good standing to transact business in the states listed in Section 5.2(a) of the disclosure schedule delivered to Adatom by HealthCore on or prior to the date hereof (the "HealthCore Disclosure Schedule"), and is not required to be qualified as a foreign corporation in any other jurisdiction.

         (b) CAPITALIZATION. As of the date hereof, the authorized capital stock of HealthCore consists of (i) 19,640,000 shares of HealthCore Common Stock, of which 3,348,000 shares are issued and outstanding, (ii) 216,000 shares of HealthCore Class B Common Stock, of which 216,000 shares are issued and outstanding, (iii) no shares are held in the treasury of HealthCore, (iv) no shares of HealthCore Common Stock are reserved for issuance upon exercise of outstanding stock options, and (v) no shares are reserved for issuance upon the exercise of outstanding warrants. The shares of HealthCore Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 5.2(b) or in Section 5.2(b) of the HealthCore Disclosure Schedule, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from HealthCore any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of HealthCore exists in favor of any Person (as hereinafter defined). Except as set forth in Section 5.2(b) of the HealthCore Disclosure Schedule, HealthCore has no outstanding bonds, debentures, notes or other such obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the shareholders of HealthCore on any matter. Other than as contemplated by this Agreement or as set forth in Section 5.2(b) of the HealthCore Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of HealthCore to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of HealthCore.

         (c) CERTIFICATE OF INCORPORATION, BY-LAWS, CORPORATE RECORDS AND COMMITTEES. The copies of the Certificate of Incorporation and By-Laws or equivalent organizational documents, each as amended to date, of HealthCore delivered to Adatom on or prior to the date hereof are correct and complete. The stock transfer, minute books and corporate records of HealthCore which have been made available to Adatom, are correct and complete and constitute the only written records and minutes of the meetings, proceedings, and other actions of the Board of Directors and the shareholders of HealthCore from its date of incorporation to the date hereof.

         (d) SEC DOCUMENTS. HealthCore has made available to Adatom a true and complete copy of each form, report, schedule and registration statement filed with the SEC by HealthCore since September 30, 1998 (as such documents have since the time of their filing been amended or supplemented, the "HealthCore SEC Documents") which are all the documents (other than preliminary material) that HealthCore was required to file with the SEC since such date. As of their respective dates, the HealthCore SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act of 1934 (the "Exchange Act") as applicable, and the rules and regulations of SEC thereunder applicable to such HealthCore SEC Documents, and none of the HealthCore SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. HealthCore (i) has filed in a timely manner all reports required to be filed during the twelve (12) calendar months immediately preceding the date of the execution of this Agreement, and (ii) has not been in default, in any material respect, in the payment of (A) any installment or installments on indebtedness for borrowed money, or (B) any rental on one or more long term leases, which defaults, in the aggregate have had a Material Adverse Effect on the financial condition of HealthCore.

         (e) FINANCIAL STATEMENTS. The audited balance sheet of HealthCore as at September 30, 1998 (the "HealthCore Audited Balance Sheet"), the unaudited balance sheet of HealthCore as at March 31, 1999 (the "HealthCore Unaudited Balance Sheet", and, together with HealthCore Audited Balance Sheet, the "HealthCore Balance Sheets"), and, with respect to the HealthCore Audited
Balance Sheet the related audited statements, and, with respect to the HealthCore Unaudited Balance Sheet, the related unaudited statements, of income, capital and cash flows for the three years then ended, included in HealthCore SEC Documents (as such documents may have been amended to date) and heretofore delivered to Adatom, comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and are true and correct and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial condition and the results of operations and cash flows of HealthCore as at the respective dates and for the respective periods covered thereby and the consolidated results of their operations and cash flows for the periods then ended. The sum of all cash on hand of HealthCore as at June 1, 1999 is estimated to be approximately Two Million Four Hundred Fifty Thousand ($2,450,000) Dollars, after giving effect to the sums loaned by HealthCore to Adatom pursuant to the Note.

         (f) AUTHORITY. The Board of Directors of HealthCore has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that its shareholders vote in favor of the adoption and approval of this Agreement and the Merger (the "HealthCore Recommendation"). The affirmative vote of a majority of the votes that the holders of the outstanding shares of HealthCore Common Stock are entitled to cast with respect to the adoption and approval of this Agreement and the Merger is the only vote of the holders of any class or series of the capital stock of HealthCore necessary to approve this Agreement, the Merger and the transactions contemplated hereby, and HealthCore has all other requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HealthCore and constitutes a valid and binding obligation of HealthCore enforceable against HealthCore in accordance with its terms, subject to the approval of this Agreement, the Merger and the transactions contemplated hereby by the shareholders of HealthCore.

         (g) MERGER SHARES. The HealthCore Common Stock to be delivered hereunder, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         (h) GOVERNMENTAL AUTHORIZATIONS AND OTHER CONSENTS. Except as set forth in Section 5.2(h) of the HealthCore Disclosure Schedule, no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any Governmental Entity, and no consent or approval of any other Person, is required to be obtained or made by HealthCore in connection with the performance by HealthCore of this Agreement or the consummation of the transactions contemplated to be performed by it hereunder.

         (i) NON-CONTRAVENTION. Except as set forth in Section 5.2(i) of the HealthCore Disclosure Schedule, as amended on the Closing Date with respect to Subsection (ii) hereof in connection with the Merger or the transactions contemplated thereby, on the Closing Date, the performance of this Agreement will not (i) violate any provision of the Certificate of Incorporation or By-Laws or equivalent organizational document of HealthCore; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which HealthCore is a party or by which HealthCore or any of its assets or properties are bound, all as set forth on Schedule 3.2(a) hereof; (iii) result in the creation of any Liens upon the properties or assets of HealthCore pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which HealthCore is a party or by which HealthCore or any of its assets or properties are bound (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or Governmental Entity against, or binding upon, HealthCore or any of its securities, properties, assets or businesses;
(iv) constitute a violation by HealthCore of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to any of its securities, properties, assets or business; or (v) violate any Permit.

         (j) TANGIBLE PROPERTY. HealthCore has good title to all of the assets reflected on its books and records and on the HealthCore Balance Sheets that have not been sold or liquidated as contemplated by this Agreement, free and clear of all Liens, except for those assets leased by HealthCore under those leases listed in Section 5.2(j) of the HealthCore Disclosure Schedule as amended on the Closing Date in connection with this Agreement, the Merger or the transactions contemplated hereby or thereby. All Fixed Assets of HealthCore that have not been sold or liquidated as of the Closing Date as contemplated by this Agreement will be in substantially the same condition at Closing as existed on the date of this Agreement, reasonable wear and tear excepted.

         (k) REAL PROPERTY AND LEASES. Section 5.2(k) of the HealthCore Disclosure Schedule sets forth a true and correct list of all leases, subleases or other agreements under which HealthCore is lessee or lessor of any real property or has any interest in real property and, except as set forth in
Section 5.2(k) of the HealthCore Disclosure Schedule, there are no rights or options held by HealthCore or any contractual obligations on its part to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by HealthCore, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. Except as set forth in Section 5.2(k) of the HealthCore Disclosure Schedule, as amended on the Closing Date in connection with the Merger or the transactions contemplated thereby, all such leases, subleases and other agreements that are set forth on Schedule 3.2(a) hereof are in full force and effect and constitute legal, valid and binding obligations of HealthCore and, to the knowledge of HealthCore, the other parties thereto, with no existing or, to the knowledge of HealthCore, claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by HealthCore or, to the knowledge of HealthCore, by any other party thereto, which would have a Material Adverse Effect on HealthCore. HealthCore is not in violation of any building, zoning, health, safety, environmental or other law, rule or regulation the violation of which would have a Material Adverse Effect on HealthCore and no notice from any Person has been served upon HealthCore claiming any such violation.

         (l) TAX MATTERS. HealthCore has timely filed all federal, state, county and local Returns required to be filed by it through the date hereof, copies of which have been delivered to Adatom, which Returns accurately reflect, in all material respects, the taxes due for the periods indicated, and HealthCore has paid in full all Taxes shown to be due by such Returns, and has established adequate reserves with respect to any liabilities for Taxes accrued through March 31, 1999, which are reflected on the HealthCore Balance Sheets. HealthCore does not know of any unassessed deficiency for Taxes proposed or threatened against HealthCore, and, to HealthCore's knowledge, no taxing authority has raised any issue with respect to HealthCore which, if adversely determined, would result in a liability for any Tax which has not been reserved against on the HealthCore Balance Sheets. No extensions with respect to the dates on which any Return was or is due to be filed by HealthCore nor any waivers or agreements by HealthCore for the extension of time for the assessment or payment of any Taxes are in force. HealthCore has not been, and, to HealthCore's knowledge, currently is not being, audited by any federal, state or local tax authority.

         (m) COMPLIANCE WITH LAWS. HealthCore is in compliance with all applicable laws, rules and regulations, the violation of which could have a Material Adverse Effect on its assets, properties, liabilities, condition (financial or otherwise) or prospects, nor does HealthCore know of the enactment, promulgation or adoption of any such law, rule or regulation which is not yet effective.

         (n) PERMITS AND LICENSES. Except as set forth in Section 5.2(n) of the HealthCore Disclosure Schedule, HealthCore (including, without limitation, its employees) duly obtained all Permits that were material in the conduct of its business, and no violations have been recorded by any Governmental Entity in respect of any such Permit.

         (o) CONTRACTS AND AGREEMENTS. Section 5.2(o) of the HealthCore Disclosure Schedule lists all written and oral Material Contracts to which HealthCore is a party or by which it may be bound. Except as set forth in
Section 5.2(o) of the HealthCore Disclosure Schedule, as amended on the Closing Date, all Material Contracts set forth on Schedule 3.2(a) hereof constitute legal, valid and binding obligations of HealthCore and, to the knowledge of HealthCore, of the other parties thereto, and are in full force and effect on the date hereof, and HealthCore has paid in full all amounts due thereunder which are due and payable and is not in default under any such Material Contract nor, to the knowledge of HealthCore, is any other party to any such Material Contract in default thereunder, nor does any condition exist that, with notice or lapse of time, or both, would constitute a default or event of default thereunder by HealthCore or, to the knowledge of HealthCore, by any other Person. Except as set forth in Section 5.2(o) of the HealthCore Disclosure Schedule, as amended on the Closing Date, no Material Contract set forth on Schedule 3.2(a) of this Agreement requires the consent or approval of a third party in connection with the performance by HealthCore of this Agreement or the transactions contemplated to be performed by it hereunder.

         (p) EMPLOYEE COMPENSATION AND BENEFITS AND RELATIONS.

              (i) Section 5.2(p) of the HealthCore Disclosure Schedule lists all current employees of HealthCore, setting forth their respective salaries, whether they are employed under contract or at will, and the expiration date of each contract.

              (ii)  Notwithstanding  anything contained in this Agreement to the contrary, HealthCore has no liabilities of any kind or nature to any of its employees in connection with their employment by HealthCore other than (A) for compensation payable to such employees accruing in the current pay period and arising in the ordinary course, and (B) severance arrangements or contract settlements entered into by HealthCore in connection with the sale or liquidation of the HealthCore Business (as hereinafter defined) or as contemplated by this Agreement.

              (iii) Except as set forth in Section 5.2(p) of the HealthCore Disclosure Schedule, as of the Closing Date all pension, retirement, savings, disability, medical, dental or other health plans, life insurance (including any individual life insurance policy as to which HealthCore makes premium payments whether or not HealthCore is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom) maintained by HealthCore shall have been terminated. Other than HealthCore's 401(k) plan, HealthCore does not have any employee pension benefit plan as defined in Section 3(2) of ERISA, or any employee welfare benefit plan as defined in Section 3(1) of ERISA.

              (iv) HealthCore has, in all material respects, complied with the requirements, to the extent applicable, of COBRA with respect to the continuation of employer-provided health benefits following a "qualifying event" which would otherwise terminate such benefits, as provided in Section 4980B of the Internal Revenue Code of 1986, as amended, and applicable regulations and Internal Revenue Service rulings, notices and other pronouncements.

              (v) HealthCore has not at any time during the last five years had, or is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble or dispute, and HealthCore does not know of any employee's proposed resignation whose annual salary exceeds $25,000, other than as contemplated by this Agreement. HealthCore has not been, and is currently not, a party to any collective bargaining agreements.

         (q) INSURANCE. Section 5.2(q) of the HealthCore Disclosure Schedule lists all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or other insurance owned or maintained by HealthCore or in which HealthCore is a named insured, or additional insured, or on which HealthCore or is paying any premiums. Except as set forth in Section 5.2(q) of the HealthCore Disclosure Schedule, all such policies are in full force and effect as of the date hereof, and HealthCore is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Section 5.2(q) of the HealthCore Disclosure Schedule sets forth a summary of the claims history for HealthCore under such policies since January 1, 1999 and, except as set forth in Section 5.2(q) of the HealthCore Disclosure Schedule, there are no claims outstanding by HealthCore under any such policies.

         (r) LIABILITIES. There are no material Liabilities of HealthCore, except (a) those accrued, reflected or otherwise provided for on the HealthCore Balance Sheets, (b) those incurred in the ordinary course of HealthCore's business since December 31, 1998, consistent with past practices, no one of which exceeds $25,000, (c) reasonable Transaction Expenses incurred by HealthCore, and (d) those listed in Section 5.2(r) of the HealthCore Disclosure Schedule.

         (s) ACTIONS AND PROCEEDINGS. Except as provided in Section 5.2(s) of the HealthCore Disclosure Schedule, there are no Actions, pending or, to HealthCore's knowledge, threatened against, or reasonably involving or affecting, to HealthCore's knowledge, having performed no investigation, HealthCore nor any of its assets, whether or not fully or partially covered by insurance or which would give rise to any right of indemnification by any Person from HealthCore, and there are, to HealthCore's knowledge, no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group or Governmental Entity against, reasonably involving or affecting, to HealthCore's knowledge, having performed no investigation, HealthCore.

         (t) ABSENCE OF CHANGES. Except as set forth in Section 5.2(t) of the HealthCore Disclosure Schedule, or in connection with the sale or liquidation of the HealthCore Business, since December 31, 1998, HealthCore has carried on its business in the ordinary course, and there has not been:

              (i) except in the ordinary course, or as contemplated or permitted by this Agreement, the incurrence of any obligation or liability (whether matured, unmatured, absolute, accrued, contingent or otherwise) which exceeds $50,000 in the aggregate, other than: (A) under the terms of that certain letter amendment, dated April 26, 1999, between Polan and HealthCore, (B) under the terms of the HealthCore Engagement Letter, and (C) to David Mullikin
("Mullikin"), HealthCore's President, in severance of his employment with HealthCore consisting of (x) cash in the amount of One Hundred Thousand
($100,000)  Dollars,  and (y) options to  purchase  up to one  hundred  thousand
(100,000) shares of HealthCore Common Stock at an exercise price of $.10 per share.

         (u) AFFILIATED  TRANSACTIONS.  For purposes of this Section 5.1(u),  an
"Affiliate" means any HealthCore shareholder or any employee, officer or director of HealthCore or any spouse or family member (including in-laws) of, or any corporation or other entity "controlled by" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act), any such persons or in which any such person has an equity or ownership interest exceeding five percent.

              (i) Except as specifically set forth (including dollar amounts) in
Section 5.2(u) of the HealthCore Disclosure Schedule or disclosed in the HealthCore SEC Documents, as of the date hereof, no Affiliate is indebted to, or is a creditor of, HealthCore.

              (ii) Except as set forth on Section 5.2(u) of the HealthCore Disclosure Schedule or disclosed in the HealthCore SEC Documents, during the past three (3) years, HealthCore has not, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with, any Affiliate nor is HealthCore a party to any contract, agreement, license, commitment or other arrangement, written or oral, express or implied, with an Affiliate except as disclosed on the HealthCore Disclosure Schedule.

         (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of HealthCore is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         (w) ENVIRONMENTAL MATTERS. Except as set forth in Section 5.2(w) of the HealthCore Disclosure Schedule: (i) HealthCore has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable Environmental Laws; (ii) to HealthCore's knowledge, no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leaned or controlled by HealthCore; (iii) HealthCore is in material compliance with all applicable Environmental Laws, and has fully disclosed to Adatom all known material past and present non-compliance with Environmental Laws, and all known past discharges of emissions, leaking or releases known to HealthCore of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) HealthCore has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to HealthCore.

         (x) INVESTMENT COMPANY ACT. HealthCore either (i) is not an "investment company," or a company "controlled" by an "affiliated company" with respect to an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, HealthCore is not required to be registered under the Investment Company Act.

         (y) COMPLIANCE WITH SECURITIES LAWS, RULES AND REGULATIONS. HealthCore has complied with all applicable state and federal securities laws, rules and regulations in connection with the offer and sale of any and all of its securities.

                                   ARTICLE VI
                                    COVENANTS

         6.1 COVENANTS OF ADATOM. Adatom hereby covenants and agrees that, except as expressly contemplated or permitted by this Agreement, from the date hereof through earlier of the Closing Date or the Termination Date (as hereinafter defined) it shall comply with the following covenants:

         (a) ORDINARY COURSE. Adatom shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its commercially reasonable, good faith efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with material customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, or as otherwise required by law, Adatom shall not:

              (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Adatom or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (ii) except as contemplated by this Agreement or the Transaction Documents, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than (A) issuances upon exercise of employee and director stock options issued pursuant to employee and non-employee director stock option plans outstanding on the date hereof and listed in Section 5.1(b) of the Adatom Disclosure Schedule; (B) the securities contemplated to be issued by Adatom pursuant the terms of that certain engagement letter (the "Adatom Engagement Letter"), dated April 27, 1999, between Adatom and Jesup & Lamont, a copy of which is attached hereto as Exhibit B, (C) to Richard Barton ("Barton"), the President of Adatom, or an IRA of Barton, securities of Adatom in connection with the discharge of Adatom's existing indebtedness to Barton (the "Shareholder Indebtedness"), (D) to the Brokers pursuant to contracts between the Brokers and Adatom, and (E) to Polan under the terms of the Letter Agreement (as hereinafter defined);

              (iii) except with respect to bonuses made in the ordinary course of business consistent with past practice, and except as contemplated by this Agreement, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of Adatom or increase in any manner the compensation or fringe benefits of any director, officer or employee of Adatom or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of Adatom (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

              (iv) amend its Articles of Incorporation, By-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure of Adatom;

              (v) sell, lease, license, mortgage or otherwise encumber (except to secure the incurrence of Debt permitted hereunder) or subject to any Lien or otherwise dispose of any of its material properties or assets;

              (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Adatom taken as a whole;

              (vii) incur any Debt in excess of Seven Hundred Fifty Thousand ($750,000) Dollars (inclusive of Debt incurred in connection with the Jesup
Convertible Notes), exclusive of the sums loaned to Adatom by HealthCore pursuant to the terms of the Note, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Adatom other than as contemplated in the Adatom Engagement Letter, or permitted in accordance with the terms of this Agreement, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to Adatom;

              (viii) change any accounting principle used by it, unless required by the Financial Accounting Standards Board; and

              (ix) except as set forth in Section 6.1(b)(ii) hereof, enter into any transaction or series of transactions with any Affiliate of Adatom other than on terms and conditions substantially as favorable to Adatom as would be obtainable by Adatom at the time of such transaction with a Person that is not an Affiliate of Adatom.

         (b)  SHAREHOLDER  INDEBTEDNESS.  Adatom shall discharge all of Adatom's
monetary  obligations  to  Adatom's  shareholders,   employees  and  the  Adatom
Affiliates, including, without limitation, the Shareholder Indebtedness.

         (c) POLAN EMPLOYMENT AGREEMENT; ISSUANCE OF ADATOM SHARES. Immediately prior to the Closing, Adatom shall enter into the employment agreement with Polan heretofore executed by Polan, only, in accordance with the terms of that certain letter agreement (the "Letter Agreement"), dated as of the date hereof, between Adatom and Polan a copy of which is attached hereto as Exhibit C (the "Polan Employment Agreement"), and shall, as contemplated by, and in accordance with the terms of, the Letter Agreement, issue to Polan immediately prior to the Closing such number of shares of Adatom Common Stock which in the Merger shall be convertible (in accordance with the provisions of Section 2.1(a) hereof) into three hundred fifty thousand (350,000) shares of the HealthCore Common Stock (such shares being the "Polan Adatom Shares").

         (d) NO SOLICITATION. Adatom shall not authorize or permit any of their respective Agents to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Adatom (other than the transactions contemplated by this Agreement) or any other material corporate transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (each a "Transaction Proposal," and collectively, the "Transaction Proposals") or agree to or endorse any
Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

         6.2 COVENANTS OF HEALTHCORE. HealthCore hereby covenants and agrees that, except as expressly contemplated or permitted by this Agreement, from the date hereof through earlier of the Closing Date or the Termination Date it shall comply with the following covenants:

         (a) CLOSING CASH AMOUNT. HealthCore shall use its commercially reasonable, good faith efforts to secure a minimum of Three Million ($3,000,000) Dollars in cash, calculated based upon the same formula set forth in Section 3.2(a) hereof;

         (b) SALE OR LIQUIDATION OF THE HEALTHCORE BUSINESS. HealthCore shall endeavor to consummate the sale or liquidation, in HealthCore's sole discretion, of HealthCore's existing health discount card business and any other business being conducted by HealthCore (the "HealthCore Business"), the agreements relating to such sale or liquidation to be in form and substance reasonably acceptable to Adatom, and shall, in connection therewith, (i) terminate all of HealthCore's existing employment relationships with all of its employees, including, but not limited to, its key executives, Polan and Mullikin, and (ii) terminate, cancel or assign all material contractual commitments and other material obligations arising in connection with the HealthCore Business (including HealthCore's office lease). In addition, HealthCore shall take all commercially reasonable steps necessary to achieve the maximum valuation of the HealthCore Business in any such sale or liquidation thereof;

         (c) STOCK OPTION PLAN. HealthCore shall adopt a Stock Option Plan (the "Stock Option Plan") in form and substance reasonably satisfactory to Adatom covering an amount of shares of HealthCore Common Stock equal to ten (10%) percent of the Surviving Corporation's issued and outstanding capital stock on a fully-diluted basis immediately following the Closing, for issuance of options to employees, contractors and directors of the Surviving Corporation.

         (d) ORDINARY COURSE. Except as contemplated by this Agreement, or otherwise required by law, HealthCore shall not:

              (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of HealthCore or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (ii) except as contemplated by this Agreement, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than (A) issuances upon exercise of employee and director stock options issued pursuant to employee and non-employee director stock option plans outstanding on the date hereof and listed in Section 5.2(b) of the HealthCore Disclosure Schedule, (B) the securities contemplated to be issued by HealthCore pursuant the terms of the HealthCore Engagement Letter, and (C) options or warrants issued in consideration for the settlement of certain obligations of HealthCore to its employees and third party creditors of HealthCore up to an aggregate maximum of Thirty Thousand (30,000) shares;

              (iii) except with respect to annual bonuses accrued or reflected on the HealthCore Unaudited Balance Sheet, and except as contemplated by this Agreement, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of HealthCore or increase in any manner the compensation or fringe benefits of any director, officer or employee of HealthCore or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of HealthCore, other than (A) options or warrants issued in consideration for the settlement of certain obligations of HealthCore to its employees and third party creditors of HealthCore up to an aggregate maximum of Thirty Thousand (30,000) shares, and (B) severance packages not in excess of an aggregate of Eighty Thousand ($80,000) Dollars other than to Polan and Mullikin;

              (iv) amend its Certificate of Incorporation, By-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure of HealthCore;

              (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets;

              (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to HealthCore taken as a whole;

              (vii) incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of HealthCore, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to HealthCore;

              (viii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board; and

              (ix) enter into any transaction or series of transactions with any Affiliate of HealthCore or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to HealthCore as would be obtainable by HealthCore at the time of such transaction with a Person that is not an Affiliate of HealthCore.

         (e) NO SOLICITATION. HealthCore shall not authorize or permit any of its Agents to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any Transaction Proposal, or agree to or endorse any Transaction Proposal, or
(ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not prohibit HealthCore from (A) furnishing information pursuant to an appropriate confidentiality letter concerning HealthCore and its businesses, properties or assets to a third party who the Board of Directors of HealthCore has a reasonable basis for determining is likely to make a Qualified Transaction Proposal, (B) engaging in discussions or negotiations with such a third party who has made a Qualified Transaction Proposal, or (C) following receipt of a Qualified Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the HealthCore Recommendation, but in each case referred to in the foregoing clauses (A) through (C) only after the Board of Directors of HealthCore concludes in good faith following receipt of a written opinion addressed to HealthCore from outside counsel to HealthCore that such action is reasonably necessary for the Board of Directors of HealthCore to comply with its fiduciary obligations to shareholders under applicable law. If the Board of Directors of HealthCore receives a Transaction Proposal, then HealthCore shall immediately inform Adatom of the terms and conditions of such proposal and the identity of the Person making it and shall keep Adatom fully informed of the status and details of any such Transaction Proposal and of all steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "Qualified Transaction Proposal" shall mean a Transaction Proposal that the Board of Directors of HealthCore determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated, is not subject to any material contingencies relating to financing and will result in a transaction materially more favorable to the shareholders of HealthCore, from a financial point of view, than the Merger.

         (f) HEALTHCORE RECOMMENDATION. The Board of Directors of HealthCore shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Adatom, the HealthCore Recommendation, unless the Board of Directors of HealthCore concludes in good faith following receipt of a written opinion addressed to it from outside counsel to HealthCore that such action is necessary for the Board of Directors of HealthCore to comply with its fiduciary obligations to shareholders under applicable law. HealthCore shall use its best efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, and to secure the vote or the consent of the shareholders required by the DGCL to approve and adopt this Agreement and the transactions contemplated hereby.

         6.3 MUTUAL COVENANTS OF ADATOM AND HEALTHCORE.

         (a) PRE-CLOSING COVENANTS. Adatom and HealthCore each hereby covenant and agree that, except as expressly contemplated or permitted by this Agreement, from the date hereof through earlier of the Closing Date or the Termination Date, it shall comply with the following:

              (i) CONFIDENTIALITY. Each party shall, and shall use its best efforts to cause its Affiliates and its and their respective Agents (as hereinafter defined) to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (A) information that has become generally available to the public other than as a result of a disclosure by such first party, its Affiliates or its Agents; (B) information that becomes available to such first party or an Agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality; (C) information that such first party is required to disclose by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or automated quotation system on which securities of such party or any such Affiliate are listed or traded; provided that the first party shall notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and (D) disclosures made by such first party as shall be reasonably necessary in connection with obtaining the HealthCore Required Consents or the Adatom Required Consents, as the case may be.

              (ii) PUBLICITY. Except as otherwise required by applicable law or the rules or regulations of any securities exchange or automated quotation system on which the securities of such party or any Affiliate of such party are listed or traded, until the earlier of (A) the date on which this Agreement ceases to be in effect or (B) the Closing Date, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

              (iii) ACCESS TO INFORMATION. Upon reasonable notice, each party shall afford to the other party and its Agents, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, each party shall promptly furnish or otherwise make available to the other party (A) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal and applicable state securities laws and (B) all other information concerning its business, properties and personnel as the other party may reasonably request.

              (iv)  SATISFACTION  OF  CONDITIONS.   Subject  to  the  terms  and
conditions of this Agreement, each party hereto agrees to use its reasonable best efforts, subject to their respective fiduciary duties, to cause the conditions set forth in Article VII of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including cooperating fully with the other party.

              (v) INFORMATION SUPPLIED. Each of Adatom and HealthCore agree that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed with the SEC by HealthCore in connection with the issuance of shares of HealthCore Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (b) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Adatom and HealthCore to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (vi)  STOCKHOLDER  MEETINGS.  Adatom will take, in accordance with its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Adatom Common Stock (the "Stockholders Meeting"), to be held as promptly as practicable after the S-4 Registration Statement is declared effective, to consider and vote upon the approval of the Merger, and shall take all lawful action to solicit such approval. HealthCore will take, in accordance with its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of HealthCore Common Stock and HealthCore Class B Common Stock (the "HealthCore Stockholders Meeting"), to be held as promptly as practicable after the S-4 Registration Statement is declared effective, to consider and vote upon the approval of the Merger and the transactions contemplated thereby, including, without limitation, (A) the issuance of the HealthCore Common Stock in the Merger, (B) the election to the Board of Directors of those individuals described in Section 1.5 hereof, (C) the approval of the termination of the Escrow Agreement in accordance with the terms of the Termination Agreements, and (D) adoption of the Stock Option Plan, and HealthCore's Board of Directors, subject to fiduciary obligations under applicable law or as otherwise permitted under this Agreement, will recommend the HealthCore Recommendation, will not withdraw or modify the HealthCore Recommendation and will take all lawful action to solicit such approval.

              (vii) FILINGS; OTHER ACTIONS; NOTIFICATION.

                   (A) Adatom and  HealthCore  shall  promptly  prepare and file with the SEC the Prospectus/Proxy Statement, and HealthCore shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Adatom and HealthCore each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of Adatom and HealthCore. HealthCore shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement.

                   (B) Adatom and HealthCore each shall use all reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

              (viii) ACCOUNTING AND TAXATION.

                   (A) Neither Adatom nor HealthCore shall nor shall they permit either of their respective Affiliates to, take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1989, as amended (the "Code"). Each of Adatom and HealthCore agrees to use its reasonable best efforts to cure any impediment to the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                   (B) Adatom shall instruct its accountants to deliver and shall use its reasonable best efforts to cause such accountants to deliver to HealthCore letters dated as of the Closing Date, addressed to HealthCore, containing such matters as are customarily contained in auditors' letters regarding information about Adatom included in the Proxy/Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to HealthCore.

                   (C) All Returns required to be filed by or with respect to each party (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Returns for which the failure to file would not have a Material Adverse Effect with respect to such party.

              (ix) AFFILIATES. Attached hereto as Exhibit D is a list of names and addresses of those Persons who may, in the opinion of Adatom (after consultation with outside legal counsel), "Affiliates" of Adatom within the meaning of Rule 145 under the Securities Act. Adatom shall exercise its best efforts to deliver or cause to be delivered to HealthCore, prior to the Effective Time, from each affiliate of Adatom identified in the foregoing list, a letter in the form attached as Exhibit E (the "Adatom Affiliates Letter"). The certificates representing HealthCore Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions.

              (x) OTHER ACTIONS. HealthCore and Adatom shall not take any action that would or is reasonably likely to result in any of the representations and warranties of HealthCore or Adatom, as the case may be, set forth in this Agreement being untrue in any material respect as of the date made, or in any of the conditions to the Closing set forth in Article VII of this Agreement not being satisfied.

              (xi) REGISTRATION RIGHTS AGREEMENTS. Simultaneously with the Closing, the Surviving Corporation shall enter into a registration rights agreement with each of Polan and Mullikin (collectively, the "Registration Rights Agreements") in form and substance reasonably satisfactory to Polan and Mullikin, as the case may be, and Adatom, and each of their respective counsel, covering the shares of stock in the Surviving Corporation issued or issuable (A) to Polan (x) in connection that certain Letter Amendment, dated April 27, 1999, between Polan and HealthCore, (y) upon the exercise (or conversion in accordance with the provisions of the

Termination Agreement contemplated to be executed by Polan, as the case may be) of warrants to purchase shares to HealthCore Common Stock heretofore issued to Polan, and (z) currently held in escrow in accordance with the terms of the Escrow Agreement (the "Polan Escrowed Shares"); and (B) Mullikin upon the exercise of options to purchase shares of HealthCore Common Stock issued in connection with the severance of Mullikin's employment with HealthCore (the aggregate shares described in clause (A) and (B) hereof being the "Registration Shares"). The Registration Rights Agreement shall provide that (A) Polan and Mullikin shall have piggy-back registration rights for the Registration Shares with respect to all registration statements filed by the Surviving Corporation other than registration statements on Forms S-4 and S-8, it being acknowledged and agreed that the Polan Adatom Shares shall be registered on the S-4 Registration Statement, and (B) in the event a registration statement subject to piggy-back registration as described in clause (A) above has not been declared effective by the SEC with one hundred twenty (120) days following the Closing, Polan and Mullikin shall have the right to demand registration of such shares on any appropriate form registration statement other than, and specifically excluding, on a Form S-1 registration statement, pursuant to the terms of the Registration Rights Agreements; provided, however, that with respect to the Polan Escrowed Shares, Polan shall only be permitted to demand such registration thereof in accordance with clause (B) above in the event the Polan Escrowed Shares shall have been released from escrow prior to the registration of all of the other Registration Shares allocable to Polan. The Registration Rights Agreement shall further provide that any and all registration statements on which any or all of the Registration Shares are included shall be updated and kept current for a minimum period of one (1) year following the date on which such registration statement is declared effective by the SEC.

              (xii) BARTON EMPLOYMENT AGREEMENT. Simultaneously with the Closing, the Surviving Corporation shall enter into an employment agreement with Barton on terms mutually agreeable to Barton and the Surviving Corporation, including, without limitation, (A) an annual salary of Two Hundred Thousand ($200,000) Dollars, (B) an annual bonus equal to One Hundred Thousand ($100,000) Dollars (which bonus shall be based upon certain goals set forth in the Surviving Corporation's business plan), and (C) the use during the term of his employment of a luxury automobile leased by the Surviving Corporation.

              (xiii) ADVICE OF CHANGES; SEC DOCUMENTS. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of (A) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (B) any material notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (C) any claims, actions, proceedings or investigations commenced or, to the best of such party's knowledge, threatened, involving or affecting such party, or any of its property or assets, or, to the best of such party's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of such party, which, if pending on the date hereof, would have been required to have been disclosed in a HealthCore SEC Document or the Adatom Disclosure Schedule, as the case may be, or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement; and (D) any change or event that would have a Material Adverse Effect with respect to such party. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

              (XIV) COMPLIANCE WITH LAWS. Each party agrees to conduct its business in compliance with all applicable laws and regulations except where failure to comply would not have a Material Adverse Effect on such party.

              (XV) REGULATORY MATTERS. Each party agrees to promptly, and in any event no later than ten business days after the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the state regulatory approvals specified in the Adatom Disclosure Schedule or the HealthCore Disclosure Schedule, as the case may be, promptly file all supplements or amendments thereto and use all reasonable efforts to obtain the regulatory approvals specified in the Adatom Disclosure Schedule or the HealthCore Disclosure Schedule, as the case may be, as promptly as practicable. Each party shall provide to the other party and its counsel (A) the opportunity to review in advance and comment on all such filings with regulatory authorities and rating agencies relating to this transaction and all written communications with respect thereto a reasonable time prior to such filings or written communications, (B) prompt notice of all contacts by such regulatory authorities and rating agencies, and (C) with respect to any regulatory approval or review required by any state, the right to approve any filings, written communications and the substance of any oral communications and to participate in any meetings. Each party will keep the other party informed of the status of matters relating to obtaining the regulatory approvals specified in the Adatom Disclosure Schedule and will promptly furnish such party with copies of all written communications with respect thereto.

         (b) NASDAQ LISTING AND TRADE SYMBOLS. HealthCore and Adatom shall use their respective best efforts to cause the HealthCore Common Stock to be issued in the Merger to be approved for listing on the NASDAQ Small Cap Market, subject to official notice of issuance, prior to the Closing Date. HealthCore and Adatom shall use their respective best efforts to maintain HealthCore's current NASDAQ Small-Cap listing under its trading symbols "HMSI", "HMSIU", and "HMSIW".

         (c)  POST-CLOSING   COVENANTS.   Adatom  hereby  covenants  and  agrees
subsequent to the Closing of the Merger, the Surviving Corporation shall comply with the following:

              (i) SPECIAL MEETING OF SHAREHOLDERS. In the event two-thirds (2/3) of the shareholders of HealthCore eligible to vote thereon fail to approve the termination of the Escrow Agreement and the approval and adoption of the Termination Agreements (as such terms are defined in Section 6.5 hereof) the Board of Directors of the Surviving Corporation shall call a special meeting of the shareholders as soon as reasonably practicable following the Closing Date, and shall recommend that the shareholders of the Surviving Corporation vote in favor of (A) the termination of the Escrow Agreement, and (B) the approval and adoption of the Termination Agreement.

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

              (ii) S-8 REGISTRATION. The Surviving Corporation shall use its best efforts, but in no event later than thirty (30) days following the Closing, to file with the SEC a registration statement on Form S-8 (or any successor or other appropriate forms) to register all shares of the Surviving Corporation eligible for registration thereunder, including, without limitation, and if eligible to be placed on a Form S-8, the Polan Shares, and the shares issued to Mullikin upon his exercise of options to purchase such shares described hereinabove.

         6.4  COVENANTS  OF POLAN.  In order to induce  Adatom  to  execute  and deliver this  Agreement,  Polan hereby  irrevocably  covenants  and agrees that, except as expressly contemplated or permitted by this Agreement, (i) simultaneously with the Closing, Polan shall elect to convert all of the shares of HealthCore Class B Common Stock held by him into HealthCore Common Stock in accordance with the relevant provisions of HealthCore's Certificate of Incorporation, (ii) Polan shall vote all of the shares of stock in HealthCore entitled to be voted on the Merger beneficially owned by him in favor of the consummation of the Merger and the other transactions contemplated by this Agreement (iii) from the execution of this Agreement and until the Closing Date or earlier termination hereof, Polan shall not sell or otherwise transfer more than fifty thousand (50,000) shares of HealthCore Common Stock or HealthCore Class B Common Stock.

         6.5 COVENANTS OF THE ADATOM SHAREHOLDERS. In order to induce HealthCore to execute and deliver this Agreement, each of the shareholders of Adatom irrevocably covenants and agrees to vote the shares of stock in the Surviving Corporation held thereby (i) in favor of the consummation of the Merger and the other transactions contemplated by this Agreement, and (ii) in the event two-thirds (2/3) of the shareholders of HealthCore entitled to vote thereon fail to approve and adopt the Termination Agreements (as hereinafter defined), in favor of terminating that certain Amended and Restated Escrow Agreement (the "Escrow Agreement"), dated July 31, 1997, among HealthCore, American Stock Transfer and Trust Company and the stockholders of HealthCore who have executed the Escrow Agreement, in accordance with the terms of the Termination Agreements (each a "Termination Agreement", and collectively, the "Termination Agreements")) in substantially the form attached hereto as Exhibit F to be executed by each of the holders of the shares of HealthCore Common Stock held in escrow pursuant to the Escrow Agreement (such holders being the "Escrow Shareholders").

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO THE OBLIGATIONS OF ADATOM TO EFFECT THE MERGER. The obligations of Adatom to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Adatom and any one or more of which may be expressly waived by Adatom, in its sole discretion, except as otherwise required by law:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of HealthCore contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date), other than inaccuracies in the representations and warranties contained in Sections 5.2 (j), (k), (l), (o),
(p), (q) and/or (t), arising as a result of, or in connection with, HealthCore's sale or liquidation of the HealthCore Business as contemplated by this Agreement. Adatom shall have received a certificate dated the Closing Date signed by an executive officer of HealthCore certifying to the fulfillment of this condition.

         (b) PERFORMANCE OF AGREEMENTS. HealthCore shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. Adatom shall have received a certificate dated the Closing Date signed by an executive officer of HealthCore certifying to the fulfillment of this condition.

         (c) NO MATERIAL ADVERSE CHANGE. Since the date hereof, except as contemplated by this Agreement, no change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect with respect to HealthCore; it being understood that HealthCore shall sell or liquidate the HealthCore Business in accordance with Section 6.2(b) of this Agreement.

         (d) SALE OR LIQUIDATION OF HEALTHCORE BUSINESS. HealthCore shall have consummated the sale or liquidation, or have entered into a binding contract for the sale (which contract shall be in a form reasonably satisfactory to Adatom), of the HealthCore Business, and shall, in connection therewith, (i) have terminated all of HealthCore's existing employment relationships with all of its employees, including, but not limited to, its key executives, Polan and Mullikin, and (ii) terminate, cancel or assign all material contractual commitments and other material obligations arising in connection with the HealthCore Business.

         (e) RESIGNATION OF OFFICERS AND DIRECTORS. Each officer and director of HealthCore shall have tendered his or her resignation, or have been terminated by HealthCore.

         (f) MINIMUM CLOSING CASH AMOUNT. The Closing Cash Amount, as calculated in accordance with the terms of Section 3.2(a) hereof, shall be no less than Two Million ($2,000,000) Dollars.

         (g) HEALTHCORE LOCK-UP AGREEMENTS. Polan and Mullikin shall each have executed a lock-up agreement in form and substance reasonably satisfactory to Polan and Mullikin, as the case may be, and Adatom, and each of their respective counsel (collectively, the "HealthCore Lock-up Agreements") covering any and all shares of HealthCore Common Stock owned directly by, or issuable (upon exercise of options or warrants to purchase the same) to, (i) Polan as of the Closing Date (such shares being the "Polan Shares"), and (ii) Mullikin in severance of his employment relationship with HealthCore (the "Mullikin Shares"). The HealthCore Lock-Up Agreements shall provide that the shares covered thereby shall be subject to a six (6) month lock-up, prohibiting the sale, assignment or transfer thereof during such six (6) month period; provided that, notwithstanding the foregoing, Polan shall be permitted to transfer up to a maximum of one hundred twenty-five thousand (125,000) Polan Shares at any time upon the expiration of two (2) months following the Closing Date.

         (h) RECAPITALIZATION OF HEALTHCORE CAPITAL STRUCTURE. HealthCore shall have recapitalized its capital structure such that the holders of shares of HealthCore Class B Common Stock shall have converted the HealthCore Class B Common Stock into shares of HealthCore Common Stock.. As a result of the foregoing, immediately prior to the Closing the capitalization of HealthCore shall consist of HealthCore Common Stock, the rights set forth in Section 5.2(b) hereof or in Section 5.2(b) of the HealthCore Disclosure Schedule, and the Stock Option Plan.

         7.2 CONDITIONS TO THE OBLIGATIONS OF HEALTHCORE TO EFFECT THE MERGER. The obligations of HealthCore under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of HealthCore and any one or more of which may be expressly waived by HealthCore, in its sole discretion, except as otherwise required by law:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Adatom contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date). HealthCore shall have received a certificate dated the Closing Date signed by an executive officer of Adatom certifying to the fulfillment of this condition.

         (b) PERFORMANCE OF AGREEMENTS. Adatom shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date. HealthCore shall have received a certificate dated the Closing Date signed by an executive officer of Adatom certifying to the fulfillment of this condition.

         (c) NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, no change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect with respect to Adatom, other than losses sustained by Adatom in connection with the operation of its business.

         (d) ADATOM LOCK-UP AGREEMENT. Each of the Adatom shareholders shall have executed the Adatom Lock-up Agreement covering the Adatom Newly Issued Shares.

         (e) FAIRNESS OPINION. HealthCore shall have received a fairness opinion from an investment banking firm mutually agreeable to HealthCore and Adatom rendering an opinion that the Merger is fair and reasonable from a financial point of view to HealthCore's shareholders as of the date the Board of Directors of HealthCore approves this Agreement and as of the date the HealthCore Proxy is mailed to HealthCore's shareholders.

         7.3 CONDITIONS TO THE OBLIGATIONS OF HEALTHCORE AND ADATOM TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) SHAREHOLDER APPROVAL. This Agreement, the Merger and the transaction contemplated hereby and thereby, other than the termination of the Escrow Agreement in accordance with the terms of the Termination Agreements, shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of HealthCore entitled to vote on the Merger, which majority (i) shall not include the vote of the shares of the Common Stock of HealthCore owned directly by Polan, and (ii) notwithstanding the foregoing, shall include Polan's vote as proxy of the shares of the Common Stock of HealthCore held by the Escrow Shareholders; the proxies to vote such shares having been granted pursuant to the terms of the Exchange Agreements.

         (b) APPRAISAL RIGHTS. The holders of no more than five (5%) percent of the outstanding shares of HealthCore entitled to vote on the Merger shall have exercised their appraisal rights under Section 262 of the DGCL.

         (c) S-4 REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC.

         (d) BLUE SKY LAWS. HealthCore shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the shares of HealthCore Common Stock.

         (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have used reasonable best efforts to have vacated such Injunction.

         (f) GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in the Adatom Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Adatom will have been made or obtained (as the case may be).

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

         8.1 SURVIVAL. All representations and warranties made in this Agreement shall survive the delivery of this Agreement for a period of one (1) year following the Closing Date. Notwithstanding the foregoing, any claim for indemnification that is asserted by written notice as provided in Section 8.4 within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

         8.2 INDEMNIFICATION OF HEALTHCORE. The Surviving Corporation shall indemnify, defend and hold the HealthCore Former Shareholders from and against any and all loss, damage, cost or expense, including reasonable attorneys' fees and expenses (collectively, "Losses"), caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement made by Adatom contained herein (the aggregate monetary sum of such indemnification obligations being the "Adatom Indemnification Amount").

         8.3 INDEMNIFICATION OF ADATOM. The Surviving Corporation shall indemnify, defend and hold harmless the Adatom Former Shareholders from and against any and all Losses caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement made by HealthCore contained herein (the aggregate monetary sum of such indemnification obligations being the "HealthCore Indemnification Amount").

         8.4 BASKET; LIMITATION OF LIABILITY. The Surviving Corporation's obligation to indemnify the Adatom Former Shareholders or the HealthCore Former Shareholders, as the case may be, from and against any Losses shall not arise unless and until the Adatom Former Shareholders or the HealthCore Former Shareholders, as the case may be, shall have suffered aggregate Losses in excess of One Hundred Thousand ($100,000) Dollars (the "Indemnification Threshold"). In the event the Losses suffered by the Adatom Former Shareholders or the HealthCore Former Shareholders, as the case may be, exceed the Indemnification Threshold, the Surviving Corporation shall only be obligated to indemnify the Adatom Former Shareholders or the HealthCore Former Shareholders, as the case may be, from and against aggregate Losses in excess of the Indemnification Threshold. In no event shall the Surviving Corporation's obligation to indemnify the Adatom Former Shareholders and the HealthCore Former Shareholders exceed, in each case, the aggregate sum of Five Hundred Thousand ($500,000) Dollars.

         8.5 NET INDEMNIFICATION AMOUNT. Notwithstanding anything contained herein to the contrary, the Surviving Corporation's indemnification obligations hereunder shall, subject to the provisions of Section 8.4 hereof, be limited to the difference (such difference being the "Net Indemnification Amount"), if any, as at the Indemnification Adjustment Date, between the Surviving Corporation's obligation to indemnify (i) the Adatom Former Shareholders pursuant to Section
8.2 hereof (the aggregate monetary sum of such indemnification obligations being the "Adatom Indemnification Amount"), and (ii) the HealthCore Former Shareholders pursuant to Section 8.2 hereof (the aggregate monetary sum of such indemnification obligations being the "HealthCore Indemnification Amount"). The Net Indemnification Shares shall be issuable, in accordance with the provisions of Section 3.2(b) hereof, to (i) the Adatom Former Shareholders in the event the Adatom Indemnification Amount is greater than the HealthCore Indemnification Amount, or to (ii) the HealthCore Former Shareholders in the event the HealthCore Indemnification Amount is greater than the Adatom Indemnification Amount.

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

         8.6 GENERAL PROVISIONS RELATED TO INDEMNIFICATION.

         (a) The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which reasonably could be expected to give rise to any liabilities and damages that are indemnifiable hereunder. No party shall be entitled to indemnification to the extent of any available insurance relating to any indemnifiable claim.

         (b) The party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification as soon as reasonably possible but in any event within thirty
(30) days after obtaining knowledge of the basis for a claim for indemnification hereunder. With respect to each third party claim subject to this Article 8 (a "Third Party Claim"), the party seeking indemnification shall give prompt written notice to the indemnifying party of the Third Party Claim.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

         9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after approval by the shareholders of Adatom and HealthCore:

         (a) by mutual written consent of HealthCore and Adatom;

         (b) by either HealthCore or Adatom if there has been a material breach of any representation, warranty, covenant or agreement on the part of Adatom, on the one hand, or HealthCore, on the other hand, as the case way be, set forth in this Agreement which breach, if not a willful breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach;

         (c) by either HealthCore or Adatom if the Merger shall not have been consummated before the Termination Date (or such later date as may be agreed to by HealthCore and Adatom); provided, however, that neither party may terminate this Agreement under this Section 9.1(c) if the failure has been caused by such party's material breach of this Agreement;

         (d) by either HealthCore or Adatom if this Agreement shall fail to receive the requisite vote for approval and adoption by the shareholders of HealthCore at the HealthCore Shareholders' Meeting;

         (e) by either HealthCore or Adatom if (i) the Board of Directors of HealthCore shall have recommended to the shareholders of HealthCore a Qualified Transaction Proposal; (ii) a tender offer (not including a self-tender offer) or exchange offer for shares of capital stock of HealthCore, which would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 25% of the outstanding shares of any class of capital stock of HealthCore, is commenced, and the Board of Directors of HealthCore recommends that the shareholders of HealthCore tender their shares in such tender or exchange offer; or (iii) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of,

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

or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 25% of the then outstanding shares of any class of capital stock of HealthCore; or

         (f) by HealthCore or Adatom if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         9.2 EFFECT OF TERMINATION. In the event this Agreement is terminated and the Merger abandoned pursuant to Section 9.1, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 6.3(a)(i) and this Section 9.2 shall survive, the Note shall become due and payable in accordance with the terms thereof; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful or knowing failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 10.1:

         (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, investment bankers, financial advisors or other representatives or agents.

         (c) "Business Day" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the NASDAQ National Market is closed.

         (d)  "Debt"  of  any  Person  means,  without   duplication,   (i)  all
indebtedness of such Person for borrowed money (whether on-balance sheet or off-balance sheet); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (iv) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities; (v) all Debt of others referred to in clauses (i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (vi) all Debt of others referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured

by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         (e) "Governmental  Entity" and  "Governmental  Entities" shall mean any
foreign,   federal,   state,  municipal  or  other  governmental  or  regulatory department, commission, board, bureau, agency or instrumentality.

         (f) "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, assets, properties, operations or condition (financial or otherwise) of such Person taken as a whole or adversely affects the ability of such Person to consummate the transactions contemplated by this Agreement in any material respect. For the purposes of this Agreement, where "Material" can be expressed as a monetary sum, any sum in excess of One Hundred Twenty-Five Thousand $125,000 Dollars shall be deemed to "Material".

         (g) "Person" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

         (h) "SEC" means the Securities and Exchange Commission.

         (i) "Subsidiary"' of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

         (j) "Termination Date" shall mean September 30, 1999.

         10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

         If to HealthCore:

              HealthCore Medical Solutions, Inc.
              405 Lexington Avenue, 50th Floor
              New York, NY  10174
              Attn:  Mr. Neal Polan, Chief Executive Officer
              Facsimile:  (917) 368-3601

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

         with a copy to:

              HealthCore Medical Solutions, Inc.
              11904 Blue Ridge Ext.
              Grandview, MO 64030
              Facsimile:  (816) 765-6573
              Attn:  David L. Mullikin, President

         and to:

              Epstein Becker & Green, P.C.
              250 Park Avenue
              New York, NY 10177
              Attn:  Seth I. Truwit, Esq.
              Facsimile:  (212) 351-4709

         If to Adatom:

              Adatom, Inc.
              920 Hillview Court, Suite 160
              Milipitas, Ca  95035
              Attn:  Mr. Richard Barton, President
              Facsimile:  (561) 364-0771

         with a copy to:

              McCutchen, Doyle, Brown & Enersen, LLP
              Three Embarcadero Center
              San Francisco, CA 94111
              Attention: Hank Evans, Esq.
              Facsimile: (415) 393-2286

         10.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

         10.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction in provided herein, no delay

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

on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         10.5 EXPENSES AND OTHER PAYMENTS.

         (a) Any brokers fees and/or commissions payable in connection with the Merger shall be paid immediately following the Closing by the Surviving Corporation, other than any required equity payments to the Brokers which shall be includable in the number of shares of Adatom Common Stock outstanding prior to the Closing as provided in Section 3.1(b) hereof, which equity payments shall be included within the aggregate number of shares of HealthCore Common Stock received by the Adatom shareholders in accordance with the provisions of Articles II and III hereof. The out-of-pocket expenses (including, without limitation, professionals' fees and expenses and investment banking fees and expenses and fees and expenses relating to the fairness opinion referred to herein) incurred by each party in connection with the Merger and the transactions contemplated thereby (collectively, the "Transaction Expenses") shall be deemed to be a liability of, and shall be paid by, the Surviving Corporation following the Closing; it being understood that the aggregate sum of any and all reasonable Transaction Expenses paid by HealthCore prior to the Closing shall be deemed to be included in the Closing Cash Amount. In the event the Merger is not consummated other than by reason of a termination pursuant to
Section 9.1(b) hereof, each party shall bear that portion of the Transaction Expenses incurred by it in connection with the Merger and the transactions contemplated thereby and hereby. In the event this Agreement is terminated (i) by HealthCore pursuant to Section 9.1(b), Adatom shall reimburse HealthCore for all of HealthCore's Transaction Expenses, including, without limitation, all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger, or (ii) by Adatom pursuant to Section 9.1(b), HealthCore shall reimburse Adatom for all of Adatom's Transaction Expenses, including, without limitation, all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger (other than fees, if any, payable to the Brokers).

         (b) Any payment required to be made pursuant to Section 10.5(a) shall be made an promptly as practicable but not later than ten (10) Business Days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receipt of such payment.

         10.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


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


         10.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                HEALTHCORE MEDICAL SOLUTIONS, INC.

                                         /s/ Neal J. Polan
                                By:      ______________________________________

                                         Name:  Neal J. Polan
                                         Title: Chairman and CEO


                                ADATOM, INC.

                                         /s/ Richard Barton
                                By:      ______________________________________

                                         Name:  Richard Barton
                                         Title: President


                                ACCEPTED AND AGREED WITH RESPECT TO SECTION 6.4 HEREOF ONLY:

                                /s/ Neal J. Polan

                                -----------------------------------------------
                                Neal J. Polan



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
                                ACCEPTED AND AGREED WITH RESPECT TO SECTION 6.5 HEREOF ONLY:

                                /s/ Richard Barton

                                -----------------------------------------------
                                  Richard Barton

                                /s/ Chris-Chich Chen

                                -----------------------------------------------
                                  Chris-Chich Chen

                                /s/ Sridhar Jagannathan

                                -----------------------------------------------
                                  Sridhar Jagannathan

                                -----------------------------------------------
                                  Frank Madkins


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